SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report	August 20, 2004
(Date of earliest event reported)	August 20, 2004

Main Street Trust, Inc.

(Exact name of Registrant as specified in its charter)

Illinois
(State or other jurisdiction of incorporation)

000-30031	37-13338484
(Commission File Number)	(I.R.S. Employer Identification Number)

100 W. University Ave., Champaign, Illinois	61820-4028
(Address of principal executive offices)	(Zip Code)

(217) 351-6500
(Registrant’s telephone number, including area code)

Item 9.  Regulation FD Disclosure

On August 20, 2004, Main Street Trust, Inc. filed applications with bank regulatory agencies regarding the proposed merger of its two wholly-owned banking subsidiaries.  Main Street intends to merge The First National Bank of Decatur with and into BankIllinois, an Illinois state chartered bank.  If approved by the regulators, Main Street intends to change the name of the surviving bank to Main Street Bank & Trust.  Main Street expects to continue to operate all of the current offices of BankIllinois and The First National Bank of Decatur after the merger, which is expected to be consummated in mid-November, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAIN STREET TRUST, INC.

Dated: August 20, 2004	By:	/s/ Van A. Dukeman
Van A. Dukeman
President and Chief Executive Officer